Exhibit 99.1
N E W S R E L E A S E

Contact:	Investor Relations Inquiries
Edmund E. Kroll, Jr.
Senior Vice President, Finance & Investor Relations
(212) 759-0382
Media Inquiries
Marcela Manjarrez-Hawn
Senior Vice President and Chief Communications Officer
(314) 445-0790

FOR IMMEDIATE RELEASE

CENTENE CORPORATION ANNOUNCES 2018 GUIDANCE AND CONFIRMS 2017 GUIDANCE

ST. LOUIS (December 14, 2017) - Centene Corporation (NYSE: CNC) announced today its 2018 financial guidance. Total revenue is expected to be $60.0 billion to $60.8 billion, representing growth of approximately 26% compared to the midpoint of the 2017 guidance range. Diluted earnings per share are expected to be $4.63 to $4.97, representing an increase of 17% compared to the 2017 guidance range of $4.04 to $4.18. Adjusted diluted earnings per share are expected to be $5.47 to $5.87.

For 2018 guidance purposes and consistent with past practice, the Company is providing combined guidance and has assumed the Fidelis acquisition closes on April 1, 2018; however, the acquisition remains subject to regulatory approval. Additionally, for 2018 guidance purposes, the Company has assumed $2.3 billion of new equity financing becomes outstanding on February 1, 2018 and $1.6 billion of new debt financing becomes outstanding on March 1, 2018. Timing and composition of the financing transactions will be subject to market conditions. If the Fidelis acquisition closing date and related financing would have been assumed to be January 1, 2018, both the top and bottom end of the GAAP and adjusted diluted earnings per share guidance ranges would increase by $0.18 per diluted share and $0.23 per diluted share, respectively. Additionally, the top and bottom end of the total revenue guidance range would increase by approximately $2.8 billion.

For its 2018 fiscal year, the Company expects the following results from continuing operations:

•	Total revenues in the range of $60.0 billion to $60.8 billion.

•	Health benefits ratio of approximately 86.3% to 86.8%.

•	Selling, general and administrative (SG&A) expense ratio of approximately 9.1% to 9.6%.

•	Adjusted SG&A expense ratio of approximately 9.0% to 9.5%, excluding Fidelis acquisition related expenses of $70 million to $75 million.

•	Effective tax rate of approximately 49.5% to 51.5%.

•	Diluted shares outstanding of approximately 201.1 million to 202.1 million.

•	Diluted earnings per share of approximately $4.63 to $4.97.

•	Adjusted diluted earnings per share of approximately $5.47 to $5.87.

Adjusted diluted earnings per share excludes approximately $0.20 to $0.24 per diluted share of acquisition related expenses and approximately $0.64 to $0.66 per diluted share of amortization of acquired intangible assets.

The Company affirms its 2017 revenue guidance in the previously announced range for total revenues of $47.4 billion to $48.2 billion, diluted earnings per share of approximately $4.04 to $4.18 and adjusted diluted earnings per share of approximately $4.86 to $5.04, which excludes amortization of acquired intangible assets of $0.55 to $0.57 per diluted share, acquisition related expenses of $0.07 to $0.09 per diluted share, and Penn Treaty assessment expense of $0.20 per diluted share. Full year 2017 earnings will be reported on February 6, 2018, at 6:00 AM, with a conference call at 8:30 AM (Eastern Time).

Investor Meeting

Centene Corporation will host an investor meeting tomorrow, including a question-and-answer session, to discuss the details of its guidance at the Pierre Hotel in New York City. The meeting will begin promptly at 8:30 AM (Eastern Time) and end approximately at 12:30 PM (Eastern Time). Investors and other interested parties who are unable to attend in person are invited to listen to the investor meeting via a live, audio webcast on the Company's website and view a copy of the investor presentation at www.centene.com, under the Investors section.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures in this release as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company's operations and measure the Company's performance more consistently across periods. The Company uses the presented non-GAAP financial measures internally to allow management to focus on period-to-period changes in the Company's core business operations. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Specifically, the Company believes the presentation of non-GAAP financial information that excludes amortization of acquired intangible assets, acquisition related expenses, as well as other items, allows investors to develop a more meaningful understanding of the Company's performance over time. The table below provides reconciliations of non-GAAP items ($ in millions, except per share data):

	Annual Guidance December 31, 2017	Annual Guidance December 31, 2018

GAAP diluted EPS	$4.04 - $4.18	$4.63 - $4.97
Amortization of acquired intangible assets (1)	$0.55 - $0.57	$0.64 - $0.66
Acquisition related expenses (2)	$0.07 - $0.09	$0.20 - $0.24
Penn Treaty assessment expense (3)	$0.20	—
Adjusted diluted EPS	$4.86 - $5.04	$5.47 - $5.87

(1)
The amortization of acquired intangible assets per diluted share presented above are net of the income tax benefit of an estimated $0.31 to $0.35 for the year ended December 31, 2017 and an estimated $0.37 to $0.39 for the year ended December 31, 2018.

(2)
The acquisition related expenses per diluted share presented above are net of the income tax benefit of an estimated $0.04 to $0.06 for the year ended December 31, 2017 and an estimated $0.12 to $0.16 for the year ended December 31, 2018.

(3)	The Penn Treaty assessment expense per diluted share presented above is net of the income tax benefit of an estimated $0.12 for the year ended December 31, 2017.

About Centene Corporation

Centene Corporation, a Fortune 100 company, is a diversified, multi-national healthcare enterprise that provides a portfolio of services to government sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children’s Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and Long Term Care (LTC), in addition to other state-sponsored programs, Medicare (including the Medicare prescription drug benefit commonly known as “Part D”), dual eligible programs and programs with the U.S. Department of Defense and U.S. Department of Veterans Affairs. Centene also provides healthcare services to groups and individuals delivered through commercial health plans. Centene operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health management, care management software, correctional healthcare services, dental benefits management, in-home health services, life and health management, managed vision, pharmacy benefits management, specialty pharmacy and telehealth services.

Centene uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Centene is routinely posted and is accessible on Centene’s investor relations website, http://www.centene.com/investors.

Forward-Looking Statements

The company and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act ("PSLRA") of 1995, including statements in this and other press releases, in presentations, filings with the Securities and Exchange Commission ("SEC"), reports to stockholders and in meetings with investors and analysts. In particular, the information provided in this press release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Centene and certain plans and objectives of Centene with respect thereto, including but not limited to the expected benefits of the acquisition of Health Net, Inc. or Fidelis Care. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Without limiting the foregoing, forward-looking statements often use words such as "anticipate", "seek", "target", "expect", "estimate", "intend", "plan", "goal", "believe", "hope", "aim", "continue", "will", "may", "can", "would", "could" or "should" or other words of similar meaning or the negative thereof. We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in PSLRA. A number of factors, variables or events could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, Centene's ability to accurately predict and effectively manage health benefits and other operating expenses and reserves; competition; membership and revenue declines or unexpected trends; changes in healthcare practices, new technologies and advances in medicine; increased healthcare costs; changes in economic, political or market conditions; changes in federal or state laws or regulations, including changes with respect to government healthcare programs as well as changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act and any regulations enacted thereunder that may result from changing political conditions; rate cuts or other payment reductions or delays by governmental payors and other risks and uncertainties affecting Centene's government businesses; Centene's ability to adequately price products on federally facilitated and state based Health Insurance Marketplaces; tax matters; disasters or major epidemics; the outcome of legal and regulatory proceedings; changes in expected contract start dates; provider, state, federal and other contract changes and timing of regulatory approval of contracts; the expiration, suspension or termination of Centene's contracts with federal or state governments (including but not limited to Medicaid, Medicare, and TRICARE); the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; challenges to Centene's contract awards; cyber-attacks or other privacy or data security incidents; the possibility that the expected synergies and value creation from acquired businesses, including, without limitation, the Health Net acquisition and the Fidelis Care acquisition, will not be realized, or will not be realized within the expected time period, including, but not limited to, as a result of conditions, terms, obligations or restrictions imposed by regulators in connection with their approval of, or consent to, the acquisition; the exertion of management's time and Centene's resources, and other expenses incurred and business changes required in connection with complying with the undertakings in connection with certain regulatory approvals for the Health Net acquisition and the Fidelis Care acquisition; disruption from acquisitions, including the Health Net acquisition and the Fidelis Care acquisition, making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred in connection with, among other things, the Health Net acquisition, the Fidelis Care acquisition and/or the successful integration of acquisitions; changes in expected closing dates, estimated purchase price and accretion for acquisitions; the risk that acquired businesses will not be integrated successfully, including the Health Net acquisition and the Fidelis Care acquisition; the risk that the conditions of the Fidelis Care acquisition may not be satisfied or completed on a timely basis, or at all; inability to pursue alternatives to the Fidelis Care acquisition, or the risk that potential competing acquirers of Centene may be discouraged from making favorable alternative transaction proposals due to certain provisions in the Fidelis Care asset purchase agreement; failure to obtain expiration or termination of applicable waiting periods or to receive any required regulatory approvals, consents or clearances for the Fidelis

Care acquisition, and the risk that, even if so obtained or received, regulatory authorities impose conditions on the completion of the transaction that could require the exertion of management's time and Centene's resources or otherwise have an adverse effect on Centene or the combined company; business uncertainties and contractual restrictions while the Fidelis Care acquisition is pending, which could adversely affect Centene's business and operations; change of control provisions or other provisions in certain agreements to which Fidelis Care is a party, which may be triggered by the completion of the Fidelis Care acquisition; loss of management personnel and other key employees due to uncertainties associated with the Fidelis Care acquisition; the risk that, following completion of the Fidelis Care acquisition, the combined company may not be able to effectively manage its expanded operations; restrictions and limitations that may stem from the financing arrangements that the combined company will enter into in connection with the Fidelis Care acquisition; Centene's ability to achieve improvement in the Centers for Medicare and Medicaid Services Star ratings and maintain or achieve improvement in other quality scores in each case that can impact revenue and future growth; additional indebtedness incurred or equity issued to finance the Fidelis Care acquisition; availability of debt and equity financing, on terms that are favorable to Centene; inflation; foreign currency fluctuations; and risks and uncertainties discussed in the reports that Centene has filed with the SEC. These forward-looking statements reflect Centene's current views with respect to future events and are based on numerous assumptions and assessments made by Centene in light of its experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this press release could cause Centene's plans with respect to the Health Net acquisition and the Fidelis Care acquisition, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is currently believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this press release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. Centene does not assume any obligation to update the information contained in this press release (whether as a result of new information, future events or otherwise), except as required by applicable law. This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain other risk factors that may affect Centene's business operations, financial condition and results of operations, in Centene's filings with the SEC, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.